Exhibit 99.1

Privileged & Confidential

Prepared at the Direction of Counsel

Press Release

Sharps Technology, Inc. Announces Over $400 Million Private Placement Seeking to Establish the Largest Solana Digital Asset Treasury Strategy

Investors include leading financial institutions and digital asset market leaders such as ParaFi, Pantera, Monarq, FalconX, Phoenix Capital, Bastion Trading, RockawayX, Syncracy, Borderless, Republic Digital, Arche Capital, CoinFund, Arrington Capital, Quantstamp, CoinList Alpha, Primitive Ventures, Avenir, Hypersphere, and more

New York – August 25, 2025 – Sharps Technology, Inc. (the “Company” or “Sharps Technology”) (Nasdaq: “STSS” and “STSSW”) today announced the pricing of a private placement offering to support its plans to adopt a digital asset treasury strategy under which the principal holding will be SOL, the native digital asset of the Solana blockchain. Solana is the fastest and most used public blockchain in the world, processing more transactions and generating more onchain fee revenue than all other blockchains combined.

“Solana defines the standard for digital infrastructure, providing a high-throughput, low-cost, real-time settlement layer for everything from blue-chip equities to bonds to private assets,” said Alice Zhang, the Company’s newly appointed Chief Investment Officer and Board member. “Global adoption of Solana’s ecosystem is accelerating as it continues to receive institutional support for its vision of a single global market for every tradeable asset, making now the right time to establish a digital asset treasury strategy with SOL. We will have a team with deep ties to the Solana ecosystem and proven founder-level experience in scaling institutional digital asset platforms, which we believe will set the Company up for success.”

“We believe our digital asset-native advisory team, defined accumulation strategy, and partnerships with top-tier asset managers position us well to become a leading SOL treasury,” said Paul K. Danner, Executive Chairman of Sharps Technology.

James Zhang, co-founder of Jambo and a well-known public figure in the Solana space with prior speaking engagements at Solana Breakpoint, Davos, Forbes, and more, will serve as strategic advisor and consultant to the Company. He will be working with top-tier asset managers including Monarq Asset Management, ParaFi, and Pantera to grow the digital asset treasury.

“Solana is internet capital markets, the next evolution in global finance,” said Mr. Zhang. “Solana is #1 in staking yield, chain revenue, and app revenue amongst all major blockchains. We believe creating a digital asset treasury will generate significant long-term value for Sharps Technology’s shareholders.”

Solana’s Compelling Growth Story with Attractive Yields

●	Solana currently offers ~7% staking yields, offering the highest yield output among the top five major blockchains.

Solana is the Fastest and Most Used Blockchain in the World

●	7,500+ new developers in 2024, making it the fastest growing blockchain ecosystem by developer count
●	$1.3 billion in revenue for apps on Solana year-to-date, the highest chain revenue and app revenue across all other blockchains in H1 2025[1]
●	8.9 billion in quarterly transactions[2]

1 Source: Artemis Analytics, Daily Transactions (Chain), as of Aug. 18, 2025

2 Source: Blockworks, Solana: Onchain Activity (Q2)

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Privileged & Confidential

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●	$6 billion in daily trading volume, positioning Solana as one of the most liquid digital assets globally
●	3.8 million average active daily wallets year-to-date[3]
●	The highest real transaction throughput (TPS) of any major blockchain, with low latency and consistent uptime

Solana’s Vision of a Unified Infrastructure Supported by TradFi Institutions

●	Powers stablecoins, money markets, and tokenized private funds for the world’s largest institutions
●	Ability to support every exchange, custodian, platform, and onramp
●	Preferred platform for developers launching stablecoins, RWAs, payments, and Web3 apps

Transaction Overview

The offering consists of an over $400 million private investment in public equity transaction (“PIPE”) for the purchase and sale of common stock (and/or pre-funded warrants to purchase shares of common stock) and stapled warrants to purchase shares of common stock at a purchase price of $6.50 per unit. The stapled warrants will be exercisable for a period of three years and have an exercise price equal to $9.75 (equal to 150% of the per unit price). Investors that intend to fund their purchase amount with locked and/or unlocked SOL in the offering will be issued and sold pre-funded warrants and stapled warrants, which warrants will become exercisable immediately following the Company’s receipt of stockholder approval. The PIPE transaction is expected to close on or around August 28, 2025, subject to the satisfaction of customary closing conditions.

Upon closing, the Company intends to use the net proceeds from the offering primarily to fund the acquisition of SOL in the open market and the establishment of the Company’s SOL treasury operations, as well as for working capital and general corporate purposes. Sharps Technology has signed a non-binding letter of intent (LOI) with the Solana Foundation, a non-profit foundation based in Zug, Switzerland, dedicated to the decentralization, adoption, and security of the Solana ecosystem. Under the terms of the LOI, the Solana Foundation has committed, solely from the proceeds of a public offering by the Company, to selling $50 million of SOL at a 15% discount to a 30-day time-weighted average price, subject to certain conditions being met.

About Alice Zhang

Alice Zhang is the Co-Founder of Jambo, the first web3 phone with a built-in decentralized app store. She scaled distribution to 120+ countries, launching the largest mobile network on Solana. Ms. Zhang previously co-founded Avalon Capital, a global fund of funds specializing in digital assets and technology. She is an experienced investor and partner of many top digital asset industry leaders.

About James Zhang

James Zhang is the Chief Executive Officer and Co-Founder of Jambo, raising $40M+ from Paradigm, Pantera Capital, ParaFi Capital, Tiger Global, Coinbase, and others. He has been an active investor in the digital asset industry since 2017, including companies such as Coinbase, Bitmain, Messari, and others.

Advisors

Cantor Fitzgerald & Co. served as lead placement agent to the Company and Aegis Capital Corp. acted as co-placement agent to the Company.

3 As of 8/18/2025

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Privileged & Confidential

Prepared at the Direction of Counsel

Madison Global Partners, LLC served as a financial advisor to the Company.

Ellenoff Grossman & Schole LLP served as counsel to Sol Markets, the Company’s strategic advisor.

DLA Piper LLP (US) served as counsel to Cantor Fitzgerald & Co.

Kaufman & Canoles, P.C. served as counsel to Aegis Capital Corp.

Sichenzia Ross Ference Carmel LLP served as counsel to the Company.

Securities Act Disclaimer

The information provided in this press release is intended for informational purposes only and does not constitute investment advice, endorsement, analysis, or recommendations with respect to any financial instruments, investments, or issuers. Investment in cryptocurrency and DeFi projects involves substantial risk, including the risk of complete loss. This press release does not take into account the investment objectives, financial situation, or specific needs of any particular person and each individual is urged to consult their legal and financial advisors before making any investment decisions.

Forward Looking Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. This press release also includes express and implied forward-looking statements regarding the Company’s current expectations, estimates, opinions and beliefs that are not historical facts. Such forward-looking statements may be identified by words such as “believes,” “expects,” “endeavors,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “should” and “objective” and the negative and variations of such words and similar words. These statements are made on the basis of current knowledge and, by their nature, involve numerous assumptions and uncertainties. Nothing set forth herein should be regarded as a representation, warranty or prediction that we will achieve or are likely to achieve any particular future result. Actual results may differ materially from those indicated in the forward-looking statements because the realization of those results is subject to many risks and uncertainties, including the risk that the proposed transactions described herein may not be completed in a timely manner or at all, the failure to realize the anticipated benefits of the private placement and related transactions, including the proposed digital asset treasury strategy, economic conditions, fluctuations in the market price of SOL, the impact on the Company’s business of the evolving regulatory environment, the ability of the Company to execute on its digital asset treasury strategy, as well as other factors. Forward-looking statements contained in this press release are made as of the date of this press release, and the Company undertake no duty to update such information except as required under applicable law.

About Sharps Technology

Sharps Technology is an innovative medical device and pharmaceutical packaging company offering patented, best-in-class smart-safety syringe products to the healthcare industry. The Company’s product lines focus on providing ultra-low waste capabilities that incorporate syringe technologies that use both passive and active safety features. Sharps Technology also offers products that are designed with specialized copolymer technology to support the pre-fillable syringe market segment. For additional information, please visit www.sharpstechnology.com.

The Company has adopted a digital asset treasury strategy focused on accumulating SOL, the native digital asset of the Solana blockchain, leveraging capital markets raises that produce consistent on-chain yield generation. Sharps Technology, following the closing of the PIPE and adoption of its digital asset treasury strategy will provide access to the Solana network, the fastest and most used blockchain in the world.

Media Contact

Prosek Partners for Sharps Technology

Pro-SharpsTechnology@Prosek.com

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